Exhibit 7

                        OFFICE OF BANKS AND REAL ESTATE
                      Bureau of Banks and Trust Companies

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                           BNY Midwest Trust Company
                             2 North LaSalle Street
                                   Suite 1020
                            Chicago, Illinois 60602

Including the institution's domestic and foreign subsidiaries completed as of the close of business on June 30, 2003, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                             ASSETS                        Thousands of Dollars
                             ------                        --------------------

1.  Cash and Due from Depository Institutions...............      28,746
2.  U.S. Treasury Securities................................       - 0 -
3.  Obligations of States and Political Subdivisions........       - 0 -
4.  Other Bonds, Notes and Debentures.......................       - 0 -
5.  Corporate Stock.........................................       - 0 -
6.  Trust Company  Premises,  Furniture,  Fixtures
    and Other Assets Representing Trust Company
    Premises................................................         831
7.  Leases and Lease Financing Receivables..................       - 0 -
8.  Accounts Receivable.....................................       4,538
9.  Other Assets............................................
    (Itemize amounts greater than 15% of Line 9)

                GOODWILL .............................86,813

                                                                  86,881
10. TOTAL ASSETS............................................     120,996


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                         OFFICE OF BANKS AND REAL ESTATE
                       Bureau of Banks and Trust Companies

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                            BNY Midwest Trust Company
                             2 North LaSalle Street
                                    Suite 1020
                             Chicago, Illinois 60602


                        LIABILITIES                         Thousands of Dollars
                        -----------                         --------------------
11. Accounts Payable........................................          14
12. Taxes Payable...........................................       - 0 -
13. Other Liabilities for Borrowed Money....................      25,425
14. Other Liabilities.......................................

   (Itemize amounts greater than 15% of Line 14)

                Taxes Payable to Parent Company........5,181
                Reserve for Taxes......................3,991

                                                                   9,480
15. TOTAL LIABILITIES                                             34,919


                       EQUITY CAPITAL
                       --------------

16. Preferred Stock.........................................       - 0 -
17. Common Stock............................................       2,000
18. Surplus.................................................      62,130
19. Reserve for Operating Expenses..........................       - 0 -
20. Retained Earnings (Loss)................................      21,947
21. TOTAL EQUITY CAPITAL....................................      86,077
22. TOTAL LIABILITIES AND EQUITY CAPITAL....................     120,996


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I,      Keith A. Mica, Vice President
   ----------------------------------------------------------------------------
              (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                                /s/ Keith A. Mica
                 -----------------------------------------------
                (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 29th day of July, 2003. My Commission expires May 15, 2007.
                                         /s/ Joseph A. Giacobino, Notary Public
                                         -----------------------


(Notary Seal)


Person to whom Supervisory Staff should direct questions concerning this report.



           Christine Anderson                            (212) 437-5984
----------------------------------------   ------------------------------------
                  Name                         Telephone Number (Extension)


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